UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2005

LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

2100 McKinney Avenue, Suite 1555 Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 382-3630

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Michael N. Lavey, CPA, has been appointed to the position of Chief Financial Officer, replacing Michael Poss, who has been promoted to Executive Vice President - Legal. Both the appointment of Mr. Lavey and the promotion of Mr. Poss are effective as of May 23, 2005.  (See Press Release attached as Exhibit 99.01)

ITEM 8.01 Other Events

On May 24, 2005, Lighting Science Group Corporation (the “Company”) issued a press release entitled “Lighting Science Group Selects Cree XLamp LEDs for Its New Optimized Digital Lighting Solutions” relating to the selection of Cree XLamp as the light source for Lighting Science's patent-pending Optimized Digital Lighting(TM) (ODL(TM)) solutions. Additionally, as a result of the selection., the Company ordered $485,000 of Cree XLamp lighting products.

For additional information, reference is made to the press release dated May 24, 2005, which is included as Exhibit 99.2 and incorporated by reference herein.

ITEM 9.01                                         Financial Statements and Exhibits

(C)                                Exhibits

99.1
Press Release dated May 25, 2005 entitled “Lighting Science Group Corporation Announces the Hiring of Michael N. Lavey as Chief Financial Officer and promotion of Michael Poss to Executive Vice President - Legal”

99.2	Press Release dated May 24, 2005 entitled “Lighting Science Group Selects Cree XLamp LEDs for Its New Optimized Digital Lighting Solutions.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            LIGHTING SCIENCE GROUP CORPORATION.

DATED: May 26, 2005

            By:  /s/ Ron Lusk
               Ron Lusk
               Chairman and Chief Executive Officer